                                                                   EXHIBIT 10.28

                                SUPPLY AGREEMENT

                                 By and Between



                SILICON VALLEY GROUP, INC., LITHOGRAPHY DIVISION

                                       AND

                                 SCHOTT ML GMBH




                               September 11, 2000

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE 1. CONSTRUCTION AND DEFINITIONS..........................................................2

        Section 1.1.  Construction...............................................................2
        Section 1.2.  Definitions................................................................2

ARTICLE 2. PROJECT MANAGEMENT....................................................................5

        Section 2.1.  Project Management.........................................................5
        Section 2.2.  Notice.....................................................................5

ARTICLE 3. PURCHASE OF PRODUCTS..................................................................5

        Section 3.1.  Purchase of Products.......................................................5
        Section 3.2.  Ordering and Forecasting...................................................6
        Section 3.3.  Shipping and Testing.......................................................7
        Section 3.4.  Unused Capacity............................................................8
        Section 3.5.  Right of First Refusal.....................................................8
        Section 3.6.  Additional Capacity Requirements...........................................8

ARTICLE 4. PRICING AND PAYMENTS..................................................................9

        Section 4.1.  Advanced Payments..........................................................9
        Section 4.2.  Pricing....................................................................9
        Section 4.3.  Invoicing.................................................................10
        Section 4.4.  Third Party Sales.........................................................10
        Section 4.5.  Credits...................................................................10
        Section 4.6.  Currency and Payments.....................................................10
        Section 4.7.  Audits....................................................................10
        Section 4.8.  Late Payments.............................................................11

ARTICLE 5. CONFIDENTIAL INFORMATION.............................................................11

        Section 5.1.  Confidential Information and Exclusions...................................11
        Section 5.2.  Confidentiality Obligation................................................11
        Section 5.3.  Confidentiality of Agreement..............................................11
        Section 5.5.  Remedies..................................................................12

ARTICLE 6. DEVELOPMENT EFFORTS..................................................................12

        Section 6.1.  SML Efforts...............................................................12
        Section 6.2.  Efforts for Cubes.........................................................12

ARTICLE 7. SCHOTT ML WARRANTY ..................................................................12

        Section 7.1.  SML Warranty..............................................................12

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
                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                              PAGE
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
ARTICLE 8. INDEMNIFICATION......................................................................12

        Section 8.1.   Intellectual Property Indemnity..........................................12

ARTICLE 9. LIABILITY LIMITATIONS................................................................13

        Section 9.1.   Total Liability..........................................................13
        Section 9.2.   Exclusion of Damages.....................................................13
        Section 9.3.   Failure of Essential Purpose.............................................13

ARTICLE 10. TERM AND TERMINATION................................................................14

        Section 10.1.  Term.....................................................................14
        Section 10.2.  Default..................................................................14
        Section 10.3.  Termination for Insolvency...............................................14

ARTICLE 11. FORCE MAJEURE.......................................................................14

        Section 11.1.  Force Majeure............................................................14
        Section 11.2.  Effect of Force Majeure..................................................14

ARTICLE 12. MISCELLANEOUS.......................................................................15

        Section 12.1.  Governing Law............................................................15
        Section 12.2.  General Warranty.........................................................15
        Section 12.3.  Dispute Resolution.......................................................15
        Section 12.4.  Dispute Resolution Procedures............................................15
        Section 12.5.  Furnace Rights...........................................................15
        Section 12.6.  Intellectual Property....................................................15
        Section 12.7.  Independent Contractors..................................................16
        Section 12.8.  Assignment...............................................................16
        Section 12.9.  Amendment................................................................16
        Section 12.10. No Waiver................................................................16
        Section 12.11. Severability.............................................................16
        Section 12.12. Notices..................................................................16
        Section 12.13. Titles and Subtitles.....................................................17
        Section 12.14. Entire Agreement ........................................................17
        Section 12.15. English Language.........................................................17
        Section 12.16. Counterparts.............................................................17

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                                      -ii-

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                    EXHIBITS
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                                                                                               PAGE
                                                                                               ----

EXHIBIT A       Third Party Royalty.............................................................18

EXHIBIT B       Description of Products.........................................................19

EXHIBIT B       Continued Specification for Products............................................20

EXHIBIT C       Continuous Quality Improvement Program..........................................21

EXHIBIT D       Milestone Schedule for Advance Payments.........................................27

EXHIBIT E       Pricing Schedule................................................................28

EXHIBIT F       SVG Packing Requirements........................................................29

EXHIBIT G       Yield Targets...................................................................31

EXHIBIT H       Memorandum of Understanding.....................................................32

EXHIBIT I       Statement of Work...............................................................33


                                   ATTACHMENTS

Attachment 1    SVG Standard Operating Procedure SOP SC 1004. Technical Action
                Request (TAR)

                                SUPPLY AGREEMENT

     THIS SUPPLY AGREEMENT (the "Agreement"), entered into effective as of September 11, 2000 (the "Effective Date"), is by and between Silicon Valley Group, Inc., Lithography Division ("SVG"), a [Delaware] corporation with an office located at 77 Danbury Road, Wilton, Connecticut 06897 U.S.A., and SCHOTT ML GmbH ("SML"), a [German] corporation with an office located at Goschwitzerstrasse 20 D-07745 Jena, Germany (each of SVG and SML, a "Party"; together, the "Parties").


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers or representatives to be effective as of the date first above written.

SILICON VALLEY GROUP, INC.                   SCHOTT ML GMBH

By: /s/ John J. Shamaly                      By: /s/ Dr. Martin Heming /s/Dr. Ewald Morsen
        ---------------------------------        --------------------------------------------------

Name: John J. Shamaly                        Name:  Dr. Martin Heming       Dr. Ewald Morsen
      -----------------------------------           -----------------------------------------------

Title:  President                            Title: Chairman of the Board   VP Business Development
        ---------------------------------           -----------------------------------------------

Date:  September 11, 2000                   Date:  August 15, 2000


                              W I T N E S S E T H:


       WHEREAS, SML has expertise in the development and manufacture of [high-quality Calcium Fluoride material] for use in optical products in the semiconductor lithography equipment industry;

       WHEREAS, SVG is a manufacturer of equipment for the semiconductor lithography industry;

       WHEREAS, SVG desires that SML increase its manufacturing capacity to develop and manufacture high-quality Calcium Fluoride material for manufacture of such material for sale to SVG;

       WHEREAS, SVG desires to assist SML in the expansion of such capacity by making advanced payments to SML to be credited against future purchases of such material; and

       WHEREAS, the Parties wish to set forth the terms and conditions under which SVG will provide such advanced payments to SML and SML will develop, manufacture and sell high-quality Calcium Fluoride material to SVG.

       NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                          CONSTRUCTION AND DEFINITIONS

       SECTION 1.1. CONSTRUCTION.

               (a) All references in this Agreement to "Articles," "Sections" and "Exhibits" refer to the articles, sections and exhibits of this Agreement.

               (b) As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require.

               (c) The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any subdivision contained in this Agreement.

               (d) The word "including" when used herein is not intended to be exclusive and means "including, without limitation."

       SECTION 1.2. DEFINITIONS. As used herein:

               (a) "Advanced Payments" shall have the meaning set forth in
Section 4.1.


               (b) "Affiliate" of a Party means (i) an entity directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with that Party. For these purposes "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

               (c) "Amortization Date" for each SVG Exclusive Furnace shall mean the fifth anniversary of the date such furnace begins production of commercially usable Products.

               (d) "Bankruptcy Event" means any of the following events or circumstances with respect to a Party: (i) such Party ceases conducting its business in the normal course; (ii) makes a general assignment for the benefit of its creditors; (iii) petitions, applies for, or suffers or permits with or without its consent the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; or (iv) becomes a debtor (as such term is defined in Chapter 11, Section 102 of the United States Code) in any proceeding under the U.S. Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days of commencement thereof.

               (e) "Capacity" means the gross production of Calcium Fluoride material per production cycle of each of the SVG Exclusive Furnaces multiplied by the number of production cycles per quarter, expressed in kilograms per quarter.

               (f) "Change of Control" means with respect to a Party: (A) the direct or indirect acquisition of either (i) the majority of the voting stock of such Party or (ii) all or substantially all of the assets of such Party, by another entity in a single transaction or series of related transactions; or (B) such Party is merged with, or into, another entity, except that any transfer of stock or assets to or a merger with or into an Affiliate of a Party shall not be considered a Change of Control.

               (g) "CIP" means "Carriage and Insurance Paid To..." according the International Chamber of Commerce official rules for the interpretation of trade terms.

               (h) "FOB" means "Free on Board" according the International Chamber of Commerce official rules for the interpretation of trade terms.

               (i) "Confidential Information" means any information: (i) disclosed by one Party (the "Disclosing Party") to the other (the "Receiving Party"), which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary", or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked "Confidential" within thirty (30) days of such disclosure; or (ii) which is otherwise deemed to be confidential by the terms of this Agreement.

               (j) "Finished Products" means Products manufactured pursuant to a SVG purchase order which have not been shipped.

               (k) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, reexaminations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures; (ii) all trade secrets and other rights in know how and confidential or proprietary information; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all industrial designs and any registrations and applications therefor throughout the world;
(vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

               (l) "Memorandum of Understanding" means that document, dated March 29, 2000, which, in conjunction with the Statement of Work, establishes the basis for this Agreement. A copy of the Memorandum of Understanding is annexed to this Agreement as Exhibit H.

               (m) "Non-Conforming CaF2 Material" means CaF2 crystals produced in SVG Exclusive Furnaces that do not match Specifications but which may be usable by SVG as determined through SVG's TAR process. See attachment 1.

               (n) "Products" means each of the Calcium Fluoride ("CaF2") materials to be developed and manufactured by SML according to the Specifications listed in Exhibit [B] and any additional CaF2 materials for which SVG may provide specifications during the Term.

               (o) "Products in Process" means any Products currently being manufactured by SML pursuant to a SVG purchase order.

               (p) "Specification" means any SVG specification as set forth in Exhibit [B] for each of the Products.

               (q) "Statement of Work" means that document, dated September 23, 1999, specifying the development work to be performed by SML hereunder, a copy of which is attached hereto as Exhibit I.

               (r) "SVG Exclusive Furnaces" means each of the SML furnaces, the Capacity of which has been reserved by the Advanced Payments until the earlier of (i) the Termination of this Agreement pursuant to Section 9.3; (ii) the date SML has credited SVG with the full amount of the Advanced Payments; or (iii) the Amortization Date.

               (s) "Term" means the term of this Agreement as set forth in
Section 10.1.

               (t) "Yield" of a furnace means the amount of Products, expressed in kilograms per quarter, estimated to be produced from the Capacity.

                                   ARTICLE 2.
                               PROJECT MANAGEMENT


       SECTION 2.1. PROJECT MANAGEMENT.

               (a) Each party shall appoint a project manager (a "Project Manager") who will coordinate and act as a liaison with the other party with respect to this Agreement. The Project Managers shall participate in regular project meetings at which all matters related to the development of the Products may be discussed.

               (b) The following persons, or their designees, shall be the parties' respective Project Managers:

 FOR SML:  [*]                                 FOR SVG:  [*]

               (c) Either party may change its Project Manager, and each Project Manager may change its designee, upon written notice to the other.

       SECTION 2.2. NOTICE. Each Party shall, within a commercially reasonable period of time, notify the other Party of any events or circumstances known to such Party which may materially adversely affect the obligations of such Party hereunder or delay or otherwise adversely affect the development work to be performed by SML hereunder.

                                   ARTICLE 3.
                              PURCHASE OF PRODUCTS

       SECTION 3.1. PURCHASE OF PRODUCTS.


               (a) Except as otherwise set forth herein, SML shall use the Capacity of the SVG Exclusive Furnaces to manufacture Products exclusively for SVG.

               (b) Upon the terms and conditions of this Agreement, SML agrees to sell Products to SVG and SVG agrees to purchase Products from SML.

               (c) SML shall offer for sale to SVG any Non-Conforming Products. SVG shall accept or reject any offer of Non-Conforming Products for sale within thirty (30) days of such offer.

               (d) SML shall be entitled to use or sell, for any purpose whatsoever, CaF2 (i) produced in SVG Exclusive Furnaces that has been rejected by SVG: or (ii) that materially deviates from Specifications.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               (e) The Parties expressly acknowledge that the technical feasibility and achievement of acceptable Yields have not yet been demonstrated. Sales of Products from the SVG Exclusive Furnaces will commence only if and when the SVG Exclusive Furnaces produce Products.

       SECTION 3.2. ORDERING AND FORECASTING.

               (a) Forecasts. Within fifteen (15) days after the beginning of each fiscal quarter, SVG will provide SML with a rolling two (2) year forecast of its requirements for Products. The first six (6) months shall be firm and the remainder of the forecast shall be non-binding and serve only for SML's internal planning purposes. Within fifteen (15) days after the beginning of each calendar quarter, SML shall provide to SVG a rolling two year forecast, by quarter, of the Capacity of the SVG Exclusive Furnaces. Such forecast shall include assumptions for Yield and cycle-time. The forecasts shall be based upon the mix of Products ordered by SVG in the 12 month period prior to the forecast.

               (b) Purchase Orders. In any given six month period, a blanket purchase order will be issued by SVG for the following six months period. Firm releases will be issued for the release of material. SVG's purchase orders for Products shall be submitted to SML in writing or via established secure E-Commerce methods. Each purchase order shall include: (i) identification of Products ordered; (ii) quantity to be purchased; (iii) price of Products ordered; (iv) required delivery dates; and (v) shipping instructions. SML assumes no liability for any interception of purchase orders during transmission from SVG to SML.

               (c) Placement by SVG. All purchases under this Agreement shall be subject only to the terms and conditions hereof. All references in this Agreement to purchases of, purchase orders for, or shipments of Products shall mean by or to SVG. In the event the terms of any purchase order, acknowledgment, invoice, confirmation or similar document conflict with or are additional to the terms of this Agreement, the terms of this Agreement alone shall apply and shall govern regardless of execution of such document by one or both parties, except that the parties may agree to negotiate non-preprinted terms which shall be effective if executed by both parties. No other terms and conditions shall apply to this Agreement or the purchase orders.

               (d) Acceptance by SML. Subject to the establishment of mutually reasonably agreeable delivery dates, SML shall accept and acknowledge in writing all purchase orders submitted by SVG within three (3) working days after receipt thereof. Each acknowledgment shall include a firm shipping date for the Products ordered in the purchase order. "Working day" shall mean a regular weekday on which SML is open for business. Delivery shall be in accordance with accepted purchase orders. SML shall give prompt written notice to SVG of any anticipated delay.

               (e) Changes and Cancellations. SVG shall have the right to reschedule or cancel without penalty any shipment for Products more than one hundred twenty (120) days prior to any scheduled delivery date. SVG shall have the right to adjust Products mix for Products, excluding Products in Process and Finished Products, on order more than sixty (60) days prior to shipment with no penalty. Upon receipt of such change notice, SML shall notify SVG of any Products in Process. The parties expressly acknowledge that the Yield is directly affected by Product mix and that any changes contemplated by this
Section 3.2(e) may influence delivery schedules.

               (f) Changes in Specifications. SVG may make changes to the specifications and, in such event, SML shall, within thirty (30) days after receipt of any such change order, furnish to SVG in writing its comments regarding such change order, including the estimated price change, if any, and the time schedule required for implementation. SML and SVG shall use reasonable commercial efforts to agree upon implementation of such changes, including any associated changes in pricing and implementation schedule; provided however, no change shall be effective until an agreement has been reached and successful Product Qualification and Acceptance in accordance with Section 3.2(g) has occurred. Prior to any changes becoming effective, all Products shipped by SML to SVG shall conform to the existing Specification. If the Parties agree on such changes, then from the effective date of such change, all Products shipped by SML shall conform to such modified Specifications, except that SVG shall be required to purchase all Finished Products and all Products in Process as of the effective date of such change. Notwithstanding the foregoing, SML shall at all times adhere to the Continuous Quality Improvement Program described in Exhibit C.

               (g) New Products. At least sixty (60) days prior to the first scheduled shipment of any new or modified Products to SVG, SML and SVG shall (i) confer through their respective Project Managers and (ii) agree on a Product Qualification and Acceptance (PQA) Procedure which shall be incorporated into the Quality Assurance and Program Document (QAPD). Such QAPD shall establish the procedures for qualification testing, ongoing inspection and testing, acceptance, inspection and testing and facility surveys, as well as any physical, performance and quality requirements for Products in accordance with the SVG specifications. Yield targets for any new Products shall be integrated with the Yield targets set forth in Exhibit G.

SECTION 3.3. SHIPPING AND TESTING.


               (a) Shipment Terms. All shipments of Products hereunder shall be made CIP SVG's facility in Wilton, CT (Incoterms 2000).

               (b) Packing. Unless otherwise specified by SVG, SML will package and pack all goods in a manner which is (i) in accordance with good commercial practice, (ii) in accordance with I.C.C. regulations, and (iii) in accordance with packing specifications generated by SML and approved by SVG and which are set forth in Exhibit F. SML will mark all containers and provide the shipper with necessary lifting and handling information, with purchase order numbers and the date of shipment. An itemized packing list must accompany each shipment, which shall include (i) prominently, the purchase order number and (ii) the description, part number, revision level and quantity of the Products so shipped.

               (c) Inspection and Testing.

                   (i) All Products purchased by SVG are subject to PQA inspection and testing before shipping from SML's place of manufacture (such inspection, the "Source Inspection") as follows: (1) SML shall be responsible for Source Inspections and shall provide SVG with written certification that the Products have passed Source Inspection and that such Products meet all Specifications; (2) SVG may participate, as it deems necessary, in all Source Inspections; (3) if any inspection or test is made on SML's premises, SML shall provide SVG with reasonable facilities and assistance at no additional charge, and (4) acceptance and/or rejection by SVG shall not constitute a waiver of any defect or nonconformity. SVG shall have the right to reject or require the correction of any Product found to be defective or that does not meet the applicable Specification. SVG's approval of any Source Inspection in which SVG participates shall constitute final acceptance.

                   (ii) In addition to the foregoing, all Products purchased by SVG are subject to SVG's inspection and test (such inspection, "Qualification") before final acceptance at SVG's premises. Final acceptance criteria shall be as per the Specification unless otherwise specified by the Parties.

               (d) Rejection. In case SVG determines that any Product is defective in material or workmanship, SVG will have the right, at its sole option: (i) to reject such Product; (ii) to require correction of such Product;
(iii) to accept such Product with an adjustment in price; or (iv) to return such Product for credit or refund. Any Product that has been rejected or required to be corrected must be replaced or corrected by and at the expense of SML within a period equal to the original lead-time of the part purchased after such request by SVG. If, after being requested by SVG, SML fails to replace or correct any defective item within a commercially reasonable time, then SVG shall have the right, without limitation, at its sole option, to [*]

               (e) Return Procedure. In the event that SVG rejects any Product, SVG may, at its option, return the Product to Seller F.O.B. SVG's location, at SML's expense, or retain such Product and withhold payment pending SML's instructions.


       SECTION 3.4. UNUSED CAPACITY. If SVG does not order an amount of Products equal to one hundred percent (100%) of the Capacity from the SVG Exclusive Furnaces, SML may, subject to Section 3.5 and as limited by this Section 3.4, sell any unused Capacity to third parties for any purpose (such sales, "Third Party Sales"). Notwithstanding the foregoing, any unused Capacity in the SVG Exclusive Furnaces shall not, without the express written consent of SVG, be used for the production of cubes with a size [*] for sale to a third party for use in semiconductor lithography equipment. Any breach of the foregoing shall be cause for immediate termination of this Agreement.


       SECTION 3.5. RIGHT OF FIRST REFUSAL. Prior to SML offering any unused Capacity to a third party, SVG shall be given the right of first refusal to purchase such unused Capacity. Upon written notification from SML regarding the availability of such unused capacity, SVG will have (30) days to place a written purchase order for this capacity.


       SECTION 3.6. ADDITIONAL CAPACITY REQUIREMENTS. If SVG forecasts any need for capacity in excess of that contemplated by this Agreement, SML will have the option to provide this capacity (the "Option"). If SML exercises the Option, it will provide such additional capacity within twelve (12) months from the date the Option is exercised. If the Parties agree, SVG will provide additional

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Advance Payments for this expansion consistent with, and under the same terms and conditions of, this Agreement.

                                   ARTICLE 4.
                              PRICING AND PAYMENTS

       SECTION 4.1. ADVANCED PAYMENTS.


               (a) Upon the [Effective Date], SVG shall pay to SML the sum of [*] according to the Milestone schedule on Exhibit D (such amount, the "Advanced Payment") as an advance payment against future purchases of Products. Any previous payments or commitments to long lead parts made under SVG Purchase Order No. 61552 shall be incorporated into the Milestone schedule on Exhibit D. SML shall make no use of the Advanced Payments made hereunder other than to acquire and operate the SVG Exclusive Furnaces and all other equipment SML reasonably deems to be necessary for the manufacture of Products. Any breach of this Section 4.1 shall be cause for SVG to terminate this Agreement immediately pursuant to Section 10.2.

               (b) Except as otherwise provided in this Agreement, the Advanced Payments will be refunded to SVG only in the form of credits against sales of Products manufactured in SVG Exclusive Furnaces.

SECTION 4.2. PRICING.

               (a) Product Prices.

                   (i) For each Product ordered and accepted by SVG, SVG shall pay to SML the sum set forth in Exhibit E. [*] for any Products not listed in Exhibit B ("New Products"), or those Products listed in Exhibit B for which the Specifications have been modified ("Modified Products") [*]

[*]

               (b) Cost Reductions. Notwithstanding the foregoing, SML agrees to work on achieving all feasible cost savings on both materials and processes, and such savings would be

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reflected in a reduction of the purchase price of the Products. All cost reduction proposals recommended by SVG must (1) be based on reasonable, verifiable assumptions regarding the cost savings to be realized as a result of implementing such project; (2) set forth the estimated costs to SML of implementing the project: and (3) identify the nature and estimated amount of the cost savings to be realized by SML. SML shall evaluate the benefits of all cost reduction projects submitted by SVG, test all assumptions on which the estimated cost savings are based, and determine whether such proposal should be implemented. The Project Managers shall meet quarterly (or, if requested by SVG, monthly) to discuss cost reductions.

       SECTION 4.3. INVOICING.

               (a) SML shall issue an invoice for each shipment of Products. SVG shall pay all invoices thirty days after receipt date.

               (b) Notwithstanding the foregoing, until the Amortization Date of the SVG Exclusive Furnaces or the date SVG has received credit for the entirety of the Advanced Payments, whichever is earlier, [*]

       SECTION 4.4. THIRD PARTY SALES.

               (a) SML shall refund Advance Payments to SVG for CaF2 materials manufactured in the Exclusive SVG Furnaces and sold to Third Parties in accordance with the table set forth in Exhibit A (such amount, the "Third Party Royalty"). The Third Party Royalty obligation shall continue until the Amortization Date of the SVG Exclusive Furnaces or the date SVG has received credit for the entirety of the Advanced Payments, whichever is earlier. Such payments, if any, will be due thirty (30) days after the end of each calendar quarter.

               (b) SML shall not be restricted in any manner for any use or sale to any party of CaF2 crystals not produced in a SVG Exclusive Furnace.

       SECTION 4.5. CREDITS. [*]

       SECTION 4.6. CURRENCY AND PAYMENTS. All money amounts set forth herein are expressed in, and all payments to be made hereunder shall be made in, United States dollars.

       SECTION 4.7. AUDITS. SML will keep adequate records containing data reasonably required for verification of the Third Party Royalty to be paid. SVG may select an independent auditor, to be approved by SML, to audit the relevant documents. The auditor will hold any information in confidence and will not disclose such information to any third party, unless necessary for the purpose of enforcing this Agreement. The auditor shall not provide SVG with any information other than a statement of the amount of third party sales of CaF2 materials produced in SVG Exclusive Furnaces. Such audits will occur no more than once each fiscal year, and SVG shall bear the cost of such audits except for any audit determining that the payments by SML during the period covered by the audit were equal to or less than 95% of the actual amount due SVG, in which case SML shall pay the

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonable cost of the audit. If such audit discloses an underpayment, SML shall promptly pay the underpayment to SVG plus interest as set forth in Section 4.8

       SECTION 4.8. LATE PAYMENTS. Each party shall pay interest to the other on all amounts not paid when due hereunder at the rate of one and one half percent (1.5%) per month or the highest legal rate, whichever is less.

                                   ARTICLE 5.
                            CONFIDENTIAL INFORMATION

       SECTION 5.1. CONFIDENTIAL INFORMATION AND EXCLUSIONS. Notwithstanding
Section 1.2(i), Confidential Information shall exclude information that the Receiving Party can demonstrate: (i) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it;
(iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure; or (v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the Receiving Party shall provide prompt notice thereof to the Disclosing Party and shall use its best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

       SECTION 5.2. CONFIDENTIALITY OBLIGATION. The Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information.

       SECTION 5.3. CONFIDENTIALITY OF AGREEMENT. Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in connection with the requirements of an initial public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; (vii) or in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

       SECTION 5.4. COMPELLED DISCLOSURE. If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt notice so that the Disclosing Party may take steps to oppose such disclosure.

       SECTION 5.5. REMEDIES. Unauthorized use by a Party of the other Party's Confidential Information will diminish the value of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the other Party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

                                   ARTICLE 6.
                              DEVELOPMENT EFFORTS

       SECTION 6.1. SML EFFORTS. SML shall exercise commercially reasonable efforts to develop and supply Products and Non-Conforming Products.

       SECTION 6.2. EFFORTS FOR CUBES. Both parties recognize that the production of CaF2 cubes has some risk associated with it. If after two years from the signing of this agreement acceptable yields are not achieved (i.e. 75% of the target yield) then SML will not be required to produce CaF2 cubes and may terminate all efforts to produce CaF2 cubes at any time thereafter, however, the remainder of this Agreement will remain in effect for the production of 193 nm and 157 nm projection lens and illumination system material.

                                   ARTICLE 7.
                              SML WARRANTY SECTION

       SECTION 7.1. SML WARRANTY. SML MAKES NO WARRANTIES TO BUYER, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO OTHER WARRANTY IS EXPRESS OR IMPLIED. THE LIABILITY OF SML UNDER THIS CLAUSE SHALL, UNDER ANY LEGAL OR EQUITABLE THEORY, BE LIMITED TO THE ACTUAL PRICE PAID, INCLUDING FREIGHT, IF ANY, BY SVG AND SHALL IN NO EVENT INCLUDE INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES OF ANY KIND, EVEN IF SML IS NOTIFIED OF THE POSSIBILITIES OF SUCH DAMAGES.

                                   ARTICLE 8.
                                INDEMNIFICATION

       SECTION 8.1. INTELLECTUAL PROPERTY INDEMNITY.

               (a) SVG shall indemnify, release, defend and hold SML and its officers, directors, employees, shareholders, agents, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys' fees, arising in favor of any person, firm or corporation on account of any patent infringement claims arising from i) SVG's use or sale of

Products in combination with other products not furnished by SML; ii) the modification of the Products by any person or entity other than SML; or iii) the specifications of any Products.

               (b) SML shall indemnify, release, defend and hold SVG and its officers, directors, employees, shareholders, agents, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys' fees, arising in favor of any person, firm or corporation on account of any patent infringement claims arising from i) technical processing or equipment employed during the manufacture of Products; or ii) CaF2 properties, unless such properties are required to meet the SVG specifications, in which instance SVG shall indemnify SML in accordance with the terms of
Section 7.1(a).

               (c) In the event a third party makes a patent infringement claim against either Party by any reason other than those set forth in paragraphs (a) or (b) of this Section 7.1, the Parties shall cooperate in the defense of such claim. All damages, losses, costs and expenses, including attorneys' fees shall be borne by each Party in proportion to that Party's level of culpability, as determined by a jury. If no such level of culpability is determined, then the Parties shall bear an equal share of such costs. In no event, however, shall SML's share of damages exceed the amount paid by SVG for the infringing Products. Furthermore, in the event any damages are calculated based upon the value of SVG manufactured equipment (the "Equipment") in which the Products are a component, SML's share of such damages shall be proportionate to the ratio between the value of the Products and the value of such Equipment.

                                   ARTICLE 9.
                             LIABILITY LIMITATIONS

               SECTION 9.1. TOTAL LIABILITY. EXCEPT WITH RESPECT TO ANY BREACH OF ARTICLE 5, NEITHER PARTY'S TOTAL LIABILITY TO THE OTHER FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY [*]

               SECTION 9.2. EXCLUSION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT THE PARTY AGAINST WHOM LIABILITY IS SOUGHT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

SECTION 9.3. FAILURE OF ESSENTIAL PURPOSE. The limitations specified in this ARTICLE 9 shall survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ARTICLE 10.
                              TERM AND TERMINATION

               SECTION 10.1. TERM. This Agreement shall commence on the Effective Date and continue in full force and effect until the expiration of the [fifth (5th)] anniversary thereof (such period, the "Term"), unless earlier terminated in accordance with the express provisions of this Agreement; provided, however, that ARTICLE 1, ARTICLE 5, ARTICLE 8, ARTICLE 9, and ARTICLE 12, and all rights and obligations thereunder, shall survive the expiration or any termination of this Agreement and shall continue for 3 years after the termination of this Agreement, unless such provisions expire or terminate by their terms at an earlier date. SVG reserves the right to exercise the option to extend the terms and conditions of this Agreement for up to 3 one-year periods (the "Extension Years"). During each Extension Year, SVG shall be required to purchase Products in an amount equal to or greater than 75% of the Products purchased during the fifth year of the term.

               SECTION 10.2. DEFAULT. If either Party materially defaults in the performance of its obligations hereunder, the defaulting Party shall use its best efforts to correct such default within thirty (30) days after written notice thereof from the non-defaulting Party. If any such default cannot be, or is not, corrected within such thirty (30)-day period, then the non-defaulting Party shall have the right, in addition to any other remedies it may have, to terminate this Agreement and all rights and licenses granted hereunder by giving written notice to the defaulting Party.

               SECTION 10.3. TERMINATION FOR INSOLVENCY. Either Party may terminate this Agreement if a Bankruptcy Event occurs with respect to the other Party; provided, however, that all rights and licenses granted by either Party hereunder to the other Party hereunder shall survive such termination.


                                  ARTICLE 11.
                                 FORCE MAJEURE

               SECTION 11.1. FORCE MAJEURE. Neither party to this Agreement shall be held responsible for the failure or delay in performance hereunder where such failure or delay is due to any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruption, accident, unusually severe weather or other causes similar to those listed, which are beyond its reasonable control ("Force Majeure").

               SECTION 11.2. EFFECT OF FORCE MAJEURE. Upon the occurrence of an event of Force Majeure, the party whose performance is so affected shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure. In the event of non-performance by SML due to reasons of Force Majeure, SVG may take such reasonable measures as are necessary to meet its purchase needs, including the immediate purchase of alternate Products.

                                  ARTICLE 12.
                                 MISCELLANEOUS

               SECTION 12.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES. Furthermore, the Parties hereby exclude the application hereto of the United Nations Convention on Contracts for the International Sale of Goods.

               SECTION 12.2. GENERAL WARRANTY. Each party hereby represents and warrants to the other that (i) such party has the right, power and authority to enter into this Agreement and to fully perform all of its obligations hereunder; and (ii) the making of this Agreement does not violate any agreement existing between such party and any third party.

               SECTION 12.3. DISPUTE RESOLUTION. Both parties agree to use their best efforts to resolve all disputes, controversies or claims arising out of or in any way relating to this Agreement, by informal, confidential face-to-face negotiations, within sixty (60) days (or longer by mutual written agreement) of a party receiving notice of the dispute, controversy or claim. If, after the expiration of this informal negotiation time period, the parties have been unable to resolve the matter, they agree that the dispute, controversy or claim shall be referred to and finally resolved by arbitration by the American Arbitration Association in New York, New York.

               SECTION 12.4. DISPUTE RESOLUTION PROCEDURES. If there is a referral to arbitration, confidential treatment is required by the parties, arbitrators and administrators of the arbitration process, including documents produced or used in the arbitration, as well as the requirement of privacy of all arbitral hearings. All arbitration proceedings and filings shall be conducted in the English language. The parties each agree to use their best efforts to bring the arbitration proceedings to conclusion within a six (6) month time period, as may be agreed to by the arbitration panel. The parties shall each bear their own costs for the arbitration. The party against whom an award is rendered shall pay the actual costs of the arbitrators and the arbitration proceedings. The parties expressly agree that a judgment may be immediately entered upon the award and enforced. The Arbitrators shall deliver their written decision to the parties based upon New York law.

       SECTION 12.5. FURNACE RIGHTS

               (a) The Parties acknowledge that SML possesses sole title to the SVG Exclusive Furnaces and that SVG has no ownership or other possessory rights thereto.

               (b) On the date SML has credited SVG with the full value of the Advanced Payments or on the Amortization Dates, whichever is earlier, the SVG Exclusive Furnaces shall no longer qualify as SVG Exclusive Furnaces.

               (c) If, after receipt of notice from SML and in the event a the Parties cannot, in good faith, agree upon a reasonable use, any SVG Exclusive Furnace that not used for three consecutive months or for six months within any calendar year shall lose its exclusivity status.

       SECTION 12.6. INTELLECTUAL PROPERTY.

               (a) All Intellectual Property developed by SML in furtherance of this Agreement shall be the sole and exclusive property of SML and SVG expressly agrees and acknowledges that is has and shall have no ownership rights thereto.

               (b) SVG agrees to grant SML a non-revocable non-exclusive, world-wide license to manufacture, use and sell CaF2 material under patents or patent applications solely controlled by SVG or its subsidiaries on reasonable terms and conditions to be negotiated in good faith and mutually agreed by the parties. [*] The obligation to grant new licenses will expire 5 years after the termination of this Agreement.

       SECTION 12.7. INDEPENDENT CONTRACTORS. The parties hereto are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

       SECTION 12.8. ASSIGNMENT. Neither Party may assign or delegate this Agreement, or any of its rights or duties hereunder, directly, indirectly, by operation of law, in connection with a Change of Control or otherwise. Any such purported assignment or delegation shall be void, except with the express written permission of the non-assigning Party in its sole discretion.

       SECTION 12.9. AMENDMENT. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless mutually assented to in writing by both parties.

       SECTION 12.10. NO WAIVER. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

       SECTION 12.11. SEVERABILITY. If, for any reason, a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. The parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent and economic effect of such provision.

SECTION 12.12. NOTICES. All notices, requests, demands, waivers, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered by hand or confirmed facsimile transmission; (ii) one day after delivery by receipted

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

overnight delivery; or (iii) four days after being mailed by certified or registered mail, return receipt requested, with postage prepaid to the appropriate address set forth at the beginning of this Agreement or to such other person or address as either party shall furnish to the other party in writing pursuant to the above.

       SECTION 12.13. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       SECTION 12.14. ENTIRE AGREEMENT. The terms and conditions herein contained and the referenced Exhibits which are incorporated herein by this reference, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

       SECTION 12.15. ENGLISH LANGUAGE. This Agreement shall be made in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding upon the parties. All communications and notices to be made pursuant to this Agreement, including all Exhibits and related documentation, shall be in the English language.

       SECTION 12.16. COUNTERPARTS. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

                                    EXHIBIT A

                               THIRD PARTY ROYALTY

Product Type    Description                                               Royalty [USD/kg]
------------------------------------------------------------------------------------------
     PO/IS      Blanks for 193 nm & 157 nm Lithography Optics                [*]
    EX-KrF      Excimer Laser Based Applications 248 nm
    EX-ArF      Excimer Laser Based Applications 193 nm
     EX-F2      Excimer Laser Based Applications 157 nm
     OTHER      Other Applications

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                             DESCRIPTION OF PRODUCTS

157 HNA PROGRAM:

Projection Optics:

   922-1041-001 Lens Blank Element #1,
   922-1042-001 Lens Blank Element #2,
   922-1043-001 Lens Blank Element #3,     922-1044-001 Lens Blank Element #4
   922-1045-001 Lens Blank Element #5,     922-1046-001 Lens Blank Element #6
   922-1047-001 Lens Blank Element #7,     922-1048-001 Lens Blank Element #8
   922-1049-001 Lens Blank Element #9,     922-1050-001 Lens Blank Element #10
   922-1051-001 Lens Blank Element #11,    922-1052-001 Lens Blank Element #12
   922-1053-001 Lens Blank Element #13.

1/4 Wave Plates (2ea.)

   922-1056-001 224mm x 224mm x 12,        922-1059-001 168mmx168mmx10mm

Cubes:

     922-1039-001 Beam Splitter Cube

Illumination Optics:

   922-1061-001 1x Relay Element #1 & #10, 922-1062-001 1x Relay Element #2 & #9
   922-1063-001 1x Relay Element #3 & #8,  922-1064-001 1x Relay Element #4 & #7
   922-1065-001 1x Relay Element #5 & #6,  922-1066-001 Condenser Element #1
   922-1067-001 Condenser Element #2,      922-1068-001 Condenser Element #3.

193 HNA PROGRAM:

Projection Optics:

   921-1039-001 Lens Blank Element #9, 921-1040-001 Lens Blank Element #10 921-1041-001 Lens Blank Element #11, 921-1042-001 Lens Blank Element #12 921-1043-001 Lens Blank Element #13.

                               EXHIBIT B CONTINUED

                           SPECIFICATION FOR PRODUCTS

                                      [*]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                     CONTINUOUS QUALITY IMPROVEMENT PROGRAM



                         Page intentionally left blank.

                 EXHIBIT C BE AMENDED UNTIL SEPTEMBER 30, 2000.

                     CONTINUOUS QUALITY IMPROVEMENT PROGRAM




                         Page intentionally left blank.

                     TO BE AMENDED UNTIL SEPTEMBER 30, 2000.

                     CONTINUOUS QUALITY IMPROVEMENT PROGRAM






                         Page intentionally left blank.

                     TO BE AMENDED UNTIL SEPTEMBER 30, 2000.

                     CONTINUOUS QUALITY IMPROVEMENT PROGRAM







                         Page intentionally left blank.

                     TO BE AMENDED UNTIL SEPTEMBER 30, 2000.

                     CONTINUOUS QUALITY IMPROVEMENT PROGRAM






                         Page intentionally left blank.

                     To be amended until September 30, 2000.

                     CONTINUOUS QUALITY IMPROVEMENT PROGRAM






                         Page intentionally left blank.

                     To be amended until September 30, 2000.

                                    EXHIBIT D

                     MILESTONE SCHEDULE FOR ADVANCE PAYMENTS

                                      [*]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E

                                PRICING SCHEDULE

                                      [*]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F

                            SVG PACKING REQUIREMENTS

1. PACKING FOR CaF2 LENS BLANKS

Packing shall be made with an inside container (PE-box) and an outside container (card box). The PE-box shall be placed in a standard card board box as used for international deliveries. The minimum 50 mm spacing between inside container shall be filled with adequate filler material.

Within the inside container, lens blanks shall be supported on a bottom cushion of Ethafoam (or PE-foam). An adjustable fixing cushion (Ethafoam) provides for the lateral fixing of the lens blank over its entire height. A cover cushion Ethafoam or PE-foam) shall fix the lens blank in vertical direction within the inside container.

2. PACKING FOR CaF2 1/4 WAVE PLATES

Packing shall be made similar to the CaF2 lens blanks by using lateral fixing inserts. 1/4 Wave plates having the same dimensions can be packed in maximum quantity of 2 pieces per inside container. Several inside containers containing 1/4 Wave plates can be packed in one outer container.

3. PACKING FOR CaF2 CUBE

3.1. TRANSPORT CONTAINER

The transport container with approximate dimensions of 1200(L) x 800(W) x 800(H)mm will be a wooden container.

The inside dimensions of the transport container shall exceed the max. dimensions of the inner container by minimum 50 mm on each side. For the protection of the inside container, the volume between inner and outer container shall be filled with Ethafoam spacers.

3.2. INSIDE CONTAINER

The inside container shall have minimum dimensions of 580x580x580mm. The inside container shall be made of aluminum. This container shall exhibit the necessary rigidity to support a safe transport of a CaF2 cube with a maximum weight of 45 kg.

3.3. CUBE FIXATION

The cube shall be fixed within the inside container by inserts. These inserts shall be sufficient to avoid direct contact of the cube to the container and shall provide for a stable position of the cube in all directions during the expected transport and handling conditions.

Thermal insulation between the cube and the walls of the container shall provide for equal heat transfer to/from all cube surfaces to the container.

3.4. TRANSPORT CONDITIONS MONITORING

Within the inside container and safely spaced from the cube, a shock sensing device (G-shock sensor) shall accompany each cube shipment. The following device will be used:

[*]

Within 72 hours after receipt of the cube shipment, SVG shall return this device, by using the special EnDal device container shipped in parallel with the cube shipment and to the addressee already labeled on this container.

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT G

                                  YIELD TARGETS

                                      [*]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT H

                                    EXHIBIT I





                                      -33-